UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)
                                   May 4, 2004


                          HCC INSURANCE HOLDINGS, INC.
               (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

 STATE OR OTHER                  COMMISSION                 IRS EMPLOYER
  JURISDICTION                  FILE NUMBER:               IDENTIFICATION
OF INCORPORATION:                                              NUMBER:

    DELAWARE                      001-13790                  76-0336636


                             13403 NORTHWEST FREEWAY
                            HOUSTON, TEXAS 77040-6094
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE - (713) 690-7300


                  ---------------------------------------------

ITEM 12. Results of Operations and Financial Condition.

     On May 4, 2004, HCC Insurance Holdings, Inc. announced its results for the First Quarter of 2004. A press release setting forth the announcement is set forth below.


HCC Reports Record First Quarter 2004
Results

   HOUSTON--(BUSINESS WIRE)--May 4, 2004--HCC Insurance Holdings,
Inc. (NYSE:HCC) today released earnings for the first quarter of 2004.
   Net earnings increased significantly for the first quarter of 2004 to $44.6 million, or $0.68 per diluted share, from $23.8 million, or $0.38 per diluted share, for the same period of 2003(a).
   Stephen L. Way, Chairman and Chief Executive Officer, said, "Our first quarter results reflect the growth and continuing strong margins from all reporting segments in line with our 2004 business plan, and we anticipate achieving results near the top end of the range of the earnings guidance previously provided."
   Total revenue grew 39% during the first quarter of 2004 to $278.0 million compared to the first quarter of 2003. As last year, this increase was primarily due to the growth in our insurance company subsidiaries' earned premium, as market conditions in our specialty lines continue to be very strong. As we predicted last year, fee and commission revenue also grew substantially, as did investment income. Overall revenue is expected to continue to increase for the rest of this year and into 2005.
   Gross written premium of our insurance company subsidiaries increased 21% to $459.6 million during the first quarter of 2004 compared to the corresponding quarter of 2003. During the same period, net written premium increased by 23% to $236.0 million and net earned premium increased by 34% percent to $217.1 million. This growth over last year's record levels was achieved as a result of generally increased retentions and strong growth in our Diversified Financial Products line of business. We expect this premium growth to continue.
   The GAAP combined ratio for the first three months of 2004 was 83.3% compared to 88.8% in the corresponding period of 2003 and 91.0% for the full year of 2003.
   Mr. Way added, "Our recently affirmed S&P rating of AA (Very Strong) already gives us a competitive advantage, particularly on longer tail business, and as we move into the maintenance stage of the insurance cycle, we believe our superior underwriting skills will further differentiate our results from those of our peers."
   Fee and commission income increased substantially during the first quarter of 2004 to $43.8 million from $25.7 million during the same period in 2003(a). This growth was fueled by strong performances at most of our underwriting agencies and intermediary subsidiaries.
   Net investment income continues to increase rapidly, growing 31% in the first quarter of 2004 to $14.4 million compared to the first quarter of 2003. Increased investment assets, a result of strong cash flow from operations and increased loss reserves as we retain more of our business, have fueled this increase and we anticipate this growth continuing for the rest of this year and into 2005.
   As of March 31, 2004, total investments increased to $1.93 billion, total assets exceeded $5.0 billion for the first time, book value per share increased to $17.12 and the Company's debt to total capital ratio was 22.0%. See attached tables.
   HCC will hold an open conference call beginning at 4:00 p.m. Central Time on Tuesday, May 4. To participate, the number for domestic calls is 888-243-0813 and the number for international calls is 703-925-2400. In addition, there will be a live webcast available on a listen-only basis, that can be accessed through the HCC website at www.hcch.com. A replay of the webcast will be available on the website until Tuesday, May 11, 2004.
   HCC is an international insurance holding company and a leading specialty insurance group since 1974, based in Houston, Texas with offices across the USA and in Bermuda, England and Spain. HCC is traded on the NYSE (symbol:HCC), has assets exceeding $5.0 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A.
M. Best Company.

   (a) For comparative purposes, it should be noted that the 2003 net income includes $0.02 per diluted share for discontinued operations following the sale of a subsidiary, but is after $0.06 per diluted share charge for the cumulative effect of the fourth quarter 2003 restatement to change certain accounting for fee and commission income. This change also decreased fee and commission income by $6.5 million during the first quarter of 2003.

   For more information, visit our website at www.hcch.com.

   Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.



                     HCC Insurance Holdings, Inc.
                         Financial Highlights
                            March 31, 2004
             (amounts in thousands, except per share data)

Three Months Ended March 31,              2004              2003
------------------------------------ --------------  -----------------

Gross written premium                     $459,581           $379,448

Net written premium                        235,955            192,501

Net earned premium                         217,063            162,422

Fee and commission income                   43,843             25,652

Net investment income                       14,435             10,997

Other operating income                       2,159                894

Total revenue                              278,018            199,944

Net earnings                                44,568             23,767

Earnings per share (diluted)                  0.68               0.38

Cash flow from operations                  100,865            101,871

Weighted average shares outstanding
 (diluted)                                  65,416             63,335

GAAP net loss ratio                           58.0%              61.6%

GAAP combined ratio                           83.3%              88.8%

                                     March 31, 2004  December 31, 2003
                                     ---------------------------------

Total investments                       $1,929,487         $1,703,346

Total assets                             5,190,547          4,864,296

Shareholders' equity                     1,103,221          1,046,920

Debt to total capital                         22.0%              22.9%

Book value per share                        $17.12             $16.37


             HCC Insurance Holdings, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
           (unaudited, in thousands, except per share data)

                                                March 31, December 31,
                                                  2004        2003
                                              ----------- ------------

ASSETS

Investments:
   Fixed income securities, at market
    (cost:  2004 - $1,236,538; 2003 -
    $1,134,128)                               $1,275,619   $1,164,166
   Marketable equity securities, at market
    (cost:  2004 - $16,369; 2003 - $12,007)       16,382       12,002
   Short-term investments, at cost, which
    approximates market                          620,180      518,482
   Other investments, at cost, which
    approximates fair value                       17,306        8,696
                                              ----------- ------------
      Total investments                        1,929,487    1,703,346

Cash                                              25,382       96,416
Restricted cash and cash investments             182,009      210,301
Premium, claims and other receivables          1,007,745      899,031
Reinsurance recoverables                         967,483      916,190
Ceded unearned premium                           302,916      291,591
Ceded life and annuity benefits                   76,065       77,548
Deferred policy acquisition costs                122,471      106,943
Goodwill                                         400,483      386,507
Other assets                                     176,506      176,423
                                              ----------- ------------

      Total assets                            $5,190,547   $4,864,296
                                              =========== ============

LIABILITIES

Loss and loss adjustment expense payable      $1,644,644   $1,535,288
Life and annuity policy benefits                  76,065       77,548
Reinsurance balances payable                     298,786      296,916
Unearned premium                                 649,060      592,311
Deferred ceding commissions                       86,880       88,129
Premium and claims payable                       814,663      745,559
Notes payable                                    310,302      310,404
Accounts payable and accrued liabilities         206,926      171,221
                                              ----------- ------------

      Total liabilities                        4,087,326    3,817,376

SHAREHOLDERS' EQUITY

Common stock, $1.00 par value; 250.0 million
 shares authorized  (shares issued and
 outstanding: 2004 - 64,437; 2003 - 63,964 )      64,437       63,964
Additional paid-in capital                       458,753      447,671
Retained earnings                                548,892      509,159
Accumulated other comprehensive income            31,139       26,126
                                              ----------- ------------

      Total shareholders' equity               1,103,221    1,046,920
                                              ----------- ------------

      Total liabilities and shareholders'
       equity                                 $5,190,547   $4,864,296
                                              =========== ============


             HCC Insurance Holdings, Inc. and Subsidiaries
             Condensed Consolidated Statements of Earnings
           (unaudited, in thousands, except per share data)

                                                     For the three
                                                      months ended
                                                        March 31,
                                                     2004      2003
                                                   --------- ---------
REVENUE

Net earned premium                                 $217,063  $162,422
Fee and commission income                            43,843    25,652
Net investment income                                14,435    10,997
Net realized investment gain (loss)                     518       (21)
Other operating income                                2,159       894
                                                   --------- ---------
      Total revenue                                 278,018   199,944

EXPENSE

Loss and loss adjustment expense, net               125,864   100,032

Operating expense:
   Policy acquisition costs, net                     43,219    31,963
   Compensation expense                              22,813    18,746
   Other operating expense                           15,379    13,099
                                                   --------- ---------
      Total operating expense                        81,411    63,808

Interest expense                                      2,212     1,682
                                                   --------- ---------
      Total expense                                 209,487   165,522
                                                   --------- ---------
      Earnings from continuing operations before
       income tax provision                          68,531    34,422

Income tax provision from continuing operations      23,729    12,082
                                                   --------- ---------
Earnings from continuing operations                  44,802    22,340

Earnings (loss) from discontinued operations, net
 of income taxes (benefit) of $(146) in 2004
 and $740 in 2003                                      (234)    1,427
                                                   --------- ---------
        Net earnings                                $44,568   $23,767
                                                   ========= =========
Basic earnings per share data:

Earnings from continuing operations                   $0.70     $0.36

Earnings (loss) from discontinued operations          (0.01)     0.02
                                                   --------- ---------
        Net earnings                                  $0.69     $0.38
                                                   ========= =========
Weighted average shares outstanding                  64,249    62,637
                                                   ========= =========
Diluted earnings per share data:

Earnings from continuing operations                   $0.68     $0.36

Earnings from discontinued operations                    --      0.02
                                                   --------- ---------
        Net earnings                                  $0.68     $0.38
                                                   ========= =========
Weighted average shares outstanding                  65,416    63,335
                                                   ========= =========
Cash dividends declared, per share                   $0.075    $0.065
                                                   ========= =========


             HCC Insurance Holdings, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
           (unaudited, in thousands, except per share data)

                                                     For the three
                                                     months ended
                                                        March 31,
                                                     2004      2003
                                                   --------- ---------
Cash flows from operating activities:
  Net earnings                                      $44,568   $23,767
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
      Change in premium, claims and other
       receivables                                 (102,988)  (62,217)
      Change in reinsurance recoverables            (43,618)  (47,032)
      Change in ceded unearned premium               (8,366)  (24,431)
      Change in loss and loss adjustment expense
       payable                                       93,623    78,921
      Change in reinsurance balances payable             37    28,835
      Change in unearned premium                     27,632    56,224
      Change in premium and claims payable, net
       of restricted cash                            97,445    39,880
      Depreciation and amortization expense           3,390     2,976
      Other, net                                    (10,858)    4,948
                                                   --------- ---------
         Cash provided by operating activities      100,865   101,871

Cash flows from investing activities:
  Sales of fixed income securities                  103,092    95,229
  Maturity or call of fixed income securities        33,116    27,358
  Sales of equity securities                            300       983
  Change in short-term investments                  (59,045) (148,199)
  Cost of securities acquired                      (213,354) (164,237)
  Payments for purchase of subsidiaries, net of
   cash received                                    (43,307)       --
  Other, net                                          2,266    (1,523)
                                                   --------- ---------
      Cash used by investing activities            (176,932) (190,389)

Cash flows from financing activities:
  Issuance of notes payable, net of costs                --   134,845
  Sale of common stock                                9,924     3,731
  Payments on notes payable                             (91)  (67,527)
  Dividends paid                                     (4,800)   (4,061)
                                                   --------- ---------
      Cash provided by financing activities           5,033    66,988
                                                   --------- ---------
      Net change in cash                            (71,034)  (21,530)

      Cash at beginning of period                    96,416    40,306
                                                   --------- ---------
      Cash at end of period                         $25,382   $18,776
                                                   ========= =========


                     HCC Insurance Holdings, Inc.
                       Insurance Company Premium
                            March 31, 2004
                           ($ in thousands)


                                   Year to Date Year to Date  Change
                                       2004         2003         %
                                   ------------ ------------ ---------
GROSS WRITTEN

Group life, accident & health         $146,654     $139,320         5%
Diversified financial products         170,866      107,320        59
London market account                   56,700       60,718        (7)
Aviation                                43,133       44,531        (3)
Other specialty lines                   31,020        1,464       n/a
                                   ------------ ------------ ---------
                                       448,373      353,353        27%

Discontinued lines                      11,208       26,095       (57)
                                   ------------ ------------ ---------
                                      $459,581     $379,448        21%
                                   ============ ============ =========


NET WRITTEN

Group life, accident & health          $77,967      $76,185         2%
Diversified financial products          71,508       33,307       115
London market account                   32,717       37,232       (12)
Aviation                                20,950       20,679         1
Other specialty lines                   18,905           39       n/a
                                   ------------ ------------ ---------
                                       222,047      167,442        33%

Discontinued lines                      13,908       25,059       (44)
                                   ------------ ------------ ---------
                                      $235,955     $192,501        23%
                                   ============ ============ =========


NET EARNED PREMIUM

Group life, accident & health          $79,389      $71,983        10%
Diversified financial products          56,399       18,306       208
London market account                   26,114       29,376       (11)
Aviation                                24,269       23,882         2
Other specialty lines                   12,571           54       n/a
                                   ------------ ------------ ---------
                                       198,742      143,601        38%

Discontinued lines                      18,321       18,821        (3)
                                   ------------ ------------ ---------
                                      $217,063     $162,422        34%
                                   ============ ============ =========


                     HCC Insurance Holdings, Inc.
                   Consolidated Insurance Companies
                            Net Loss Ratios
                            March 31, 2004
                           ($ in thousands)


                        Year to Date 2004          Full Year 2003
                      Net                      Net
                      Earned   Actual  Loss    Earned   Actual  Loss
  Line of Business    Premium  Losses  Ratio   Premium  Losses  Ratio

-------------------- ------------------------ ------------------------
Group life, accident
 & health             $79,389  $49,898  62.9% $290,009 $178,561  61.6%

Diversified
 financial products    56,399   26,106  46.3   123,562   59,112  47.8

London market
 account               26,114    7,738  29.6   137,572   73,254  53.2


Aviation               24,269   15,159  62.5    97,536   59,952  61.5

Other specialty
 lines                 12,571    7,696  61.2    12,443    7,728  62.1
                     ------------------------ ------------------------
                      198,742  106,597  53.6   661,122  378,607  57.3

Discontinued lines     18,321   19,267 105.2    77,150  110,045 142.6
                     ------------------------ ------------------------

Total                $217,063 $125,864  58.0% $738,272 $488,652  66.2%



    CONTACT: HCC Insurance Holdings, Inc., Houston
             L. Byron Way, 713-690-7300

     The information contained herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 4, 2004                          HCC INSURANCE HOLDINGS, INC.



                                            By:   /s/ Christopher L. Martin
                                                  --------------------------
                                                  Christopher L. Martin
                                                  Executive Vice President
                                                  and General Counsel